Exhibit 3.1

Memorandum of Association
The Companies Act 1981
Section 7(1) and (2)
Shelf Holdco Ltd. (202200924)

Filing Date	24-Jan-2022 16:21:18

General details

Type of company	Exempted

Company Name	Shelf Holdco Ltd.

Entity type	Company Limited By Shares

Objects and provisions

The objects for which the Company is formed and incorporated are unrestricted only	Yes

Provisions regarding the powers of the Company
The Company may do all such things as are incidental or conducive to the attainment of its objects and shall have the capacity, rights, powers and privileges of a natural person, and – (i) pursuant to Section 42 of the Act, the Company shall have the power to issue preference shares which are, at the option of the holder, liable to be redeemed; (ii) pursuant to Section 42A of the Act, the Company shall have the power to purchase its own shares for cancellation; and (iii) pursuant to Section 42B of the Act, the Company shall have the power to acquire its own shares to be held as treasury shares.

Subscribers

Subscriber 1

Name	Dawn C. GRIFFITHS

Address	Clarendon House, 2 Church Street, Hamilton, Pembroke, HM 11, Bermuda

Nationality	United Kingdom

Has Bermudian status	Yes

Number of shares	1

Subscriber 2

Name	Christopher G. GARROD

Address	Clarendon House, 2 Church Street, Hamilton, Pembroke, HM 11, Bermuda

Nationality	United States

Has Bermudian status	Yes

Number of shares	1

Subscriber 3

Name	Rovonne SAMPSON

Address	Clarendon House, 2 Church Street, Hamilton, Pembroke, HM 11, Bermuda

Nationality	United Kingdom

Has Bermudian status	Yes

Number of shares	1

Shareholdings

Currency	USD - United States Dollar

Authorised share capital	0.01

Declarations

The liability of the members of the Company	Yes

is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

The subscribers listed in
this application
respectively agreed to take
such number of shares of
the Company as may be
allotted to them
respectively by the
provisional directors of the
Company, not exceeding
the number of shares for
which they have
respectively subscribed,
and to satisfy such calls as
may be made by the
directors, provisional
directors or promoters of
the Company in respect of
the shares allotted to them
respectively.	Yes

Submitted By	CONYERS CORPORATE SERVICES (BERMUDA) LIMITED
KAREN O'CONNOR
BERMUDA, CLARENDON HOUSE, 2 CHURCH STREET, HAMILTON,
PEMBROKE, HM11

GOVERNMENT OF BERMUDA Registrar of Companies The Companies Act 1981 CERTIFICATE OF CHANGE OF NAME Registration No. 202200924 I HEREBY CERTIFY that in accordance with section 10 of the Companies Act 1981 Shelf Holdco Ltd. by resolution and with the approval of the Registrar of Companies has changed its name and was registered as TFP Group Limited on the 25th day of August 2025. REGISTRAR OF COMPANIES BERMUDA Kenneth Joaquin Registrar of Companies 26th day of August 2025 QUO FATA FERUNT